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                                                                   EXHIBIT 23.06

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of AT&T Corp. of our reports dated February 18, 1998, March 27, 1998, March 17, 1998, and March 24, 1997, on the
financial statements of Vanguard Cellular Systems, Inc., Eastern North Carolina Cellular Joint Venture, Inter-Act Systems, Incorporated, and PT Rajasa Hazanah Perkasa, respectively, included in the Form 10-K of Vanguard Cellular Systems, Inc. for the year ended December 31, 1997 (as amended) and to all references to our firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP

Greensboro, North Carolina
March 22, 1999